Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering 500,000 shares of common stock of Cullen/Frost Bankers, Inc. (together with attached stock purchase rights) under the Act for the 2007 Outside Directors Incentive Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T.C. FROST	Senior Chairman of the Board and Director	May 3, 2007
T.C. Frost
/s/ RICHARD W. EVANS, JR.	Chairman of the Board and Director	May 3, 2007
Richard W. Evans, Jr.	(Principal Executive Officer)
/s/ PHILLIP D. GREEN	Group Executive Vice President and	May 3, 2007
Phillip D. Green	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ R. DENNY ALEXANDER	Director	May 3, 2007
R. Denny Alexander
/s/ CARLOS ALVAREZ	Director	May 3, 2007
Carlos Alvarez
/s/ ROYCE S. CALDWELL	Director	May 3, 2007
Royce S. Caldwell
/s/ CRAWFORD H. EDWARDS	Director	May 3, 2007
Crawford H. Edwards
/s/ RUBEN M. ESCOBEDO	Director	May 3, 2007
Ruben M. Escobedo
/s/ PATRICK B. FROST	Director and President of	May 3, 2007
Patrick B. Frost	The Frost National Bank
/s/ KARNE E. JENNINGS	Director	May 3, 2007
Karen E. Jennings
/s/ RICHARD M. KLEBERG, III	Director	May 3, 2007
Richard M. Kleberg, III
/s/ ROBERT S. McCLANE	Director	May 3, 2007
Robert S. McClane
/s/ IDA CLEMENT STEEN	Director	May 3, 2007
Ida Clement Steen
/s/ HORACE WILKINS, JR.	Director	May 3, 2007
Horace Wilkins, Jr.